                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Multimedia K.I.D., Inc. and Subsidiaries
Vancouver, Washington



    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 12, 2000, relating to the financial statements of Multimedia Kid-Intelligence in Education Limited for the year ended
December 31, 1998 appearing in the Company's Transition Report on Form 10-KT for the period ended June 30, 1999.


    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          /s/  Moshe Harpaz, CPA
                                          Moshe Harpaz, CPA



Tel-Aviv, Israel
June 19, 2000